Exhibit 23.3

Consent of Independent Auditors

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated May 9, 2014 with respect to the consolidated financial statements of United Group Banking Company of Florida, Inc. as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Saltmarsh, Cleaveland & Gund, P.A.

Saltmarsh, Cleaveland & Gund, P.A.

Orlando, Florida

February 27, 2015